Exhibit 99.1
DATE: February 16, 2010
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS CONFIRMS FOURTH QUARTER REVENUE AND FINISHES 2009 WITH STRONG FINANCIAL PERFORMANCE
•	Fourth quarter non-GAAP adjusted EPS of $0.35 grows 17% over prior year; GAAP EPS of $0.30 exceeds prior year by $0.17

•	Continued solid cash management results in 2009 debt reduction of $131 million
MINNEAPOLIS, February 16, 2010 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) confirmed previously reported revenue of $146.0 million for the fourth quarter of 2009, a 9.0 percent increase from revenue of $134.0 million in the comparable quarter of 2008. Adjusting for the positive impact of the weaker U.S. dollar in the fourth quarter of 2009 versus the same quarter last year results in constant currency growth of 6.1 percent. Full year 2009 revenue of $519.3 million grew 3.5 percent over 2008 revenue of $501.6 million. Adjusting for the negative impact of foreign currency fluctuations in 2009 compared to 2008 results in constant currency growth of 5.2 percent.
Men’s Health sales of $63.5 million in the fourth quarter represented an increase of 8.2 percent on a reported basis compared to the same quarter last year and grew 5.2 percent on a constant currency basis. Growth in this business was led by the Erectile Restoration product line which continued its strong performance in the fourth quarter, but was partially offset by muted growth in Male Continence. The BPH therapy business increased 10.3 percent on a reported basis and grew 6.5 percent on a constant currency basis to $33.3 million during the quarter, driven by continued strength in the U.S. combined with notable improvement in international markets, particularly in Asia Pacific and Latin America. The Women’s Health business increased 8.9 percent on a reported basis and 6.9 percent on a constant currency basis to $49.2 million in the fourth quarter. Pelvic Floor Repair continued twenty percent plus growth in the fourth quarter, driven by the launch of Elevate® anterior in mid-2009. This strong growth was partially reduced by soft Female Continence product sales in the quarter and, as anticipated, sales from uterine health declined in the quarter, although at a lesser pace than previous quarters.
On a GAAP basis, the Company reported net income for the fourth quarter of 2009 of $22.3 million, or $0.30 per share, compared to net income in the same period last year of $9.4 million, or $0.13 per share. Included in the fourth quarter 2008 net income was a $17.1 million charge for accelerated amortization of certain intangible assets related to our TherMatrx® and GreenLight PV ® product lines and a $5.6 million gain related to early extinguishment of debt purchased at a discount to face value.
The Company also reported very strong non-GAAP adjusted EPS performance in the fourth quarter of 2009 of $0.35 per share compared to $0.30 per share in the comparable period last year. Non-GAAP adjusted EPS excludes the impact of the amortization of intangible assets and amortization of financing costs, both significant non-cash items affecting comparability to other

American Medical Systems
February 16, 2010

companies. The non-GAAP adjusted EPS for the fourth quarter of 2008 also excludes the $17.1 million charge for accelerated amortization of certain intangible assets and the $5.6 million gain related to early extinguishment of debt. A reconciliation of reported net income to non-GAAP adjusted net income is provided in the attached schedules.
Tony Bihl, Chief Executive Officer, stated, “We capped off a record year of sales and earnings with strong fourth quarter performance. Our cost control measures contributed significantly to strong operating margins and we are particularly pleased with our financial performance in light of a difficult global economic environment this past year.” Mr. Bihl further commented, “The strength of our cash management resulted in debt reductions of $131 million, well ahead of our initial expectations of $85 million in 2009, and has positioned us well as we move into 2010.”
Outlook
The Company estimates 2010 revenue will be in the range of $540 million to $560 million and first quarter 2010 revenue in the range of $127 million to $131 million. This guidance assumes foreign currency exchange rates remain constant with current rates.
Consistent with 2009, the Company has two significant non-cash charges in GAAP earnings that create inconsistencies in comparisons to many other companies: amortization of financing costs and amortization of intangible assets. Accordingly the Company guides to non-GAAP adjusted earnings per share, which the Company defines as GAAP earnings per share excluding the impact of amortization of intangible assets and amortization of financing costs.
The Company estimates 2010 non-GAAP adjusted earnings per share will be in the range of $1.16 to $1.24 and first quarter 2010 non-GAAP adjusted earnings per share will be in the range of $0.23 to $0.26. This guidance excludes the impact of amortization of intangible assets which is approximately $0.10 and $0.02 per share for the full year 2010 and the first quarter, respectively, and amortization of financing costs which is approximately $0.11 and $0.03 per share for the full year 2010 and the first quarter, respectively. All guidance also excludes the impact of any other unusual non-recurring items that could occur, such as gain or loss on early debt extinguishments, sale of non-strategic assets or in-process research and development charges (IPRD) on milestone payments related to prior acquisitions.
Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), management provides non-GAAP adjusted net income, non-GAAP adjusted earnings per share and constant currency revenue growth rates because management believes that in order to properly understand the Company’s short-term and long-term financial trends and for purposes of comparability to other companies, investors may wish to consider the impact of certain adjustments (such as gain on extinguishment of debt, gain on sale of non-strategic assets, IPRD charges, amortization of intangible assets, amortization of financing costs and related income tax adjustments and the impact of foreign currency translation on reported revenue). These adjustments result from facts and circumstances (such as acquisition and business development activities and other non-recurring items) that vary in frequency and impact on the Company’s results of operations, represent significant items, which when excluded provide a

American Medical Systems
February 16, 2010

useful measure to determine the health of the business and earnings by the business before significant non-cash charges or in the case of foreign currency translation, are highly variable and difficult to predict. Management uses non-GAAP adjusted net income, non-GAAP adjusted earnings per share and constant currency revenue growth rates to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.
A reconciliation of net income and revenue growth rate percentages, the GAAP measures most directly comparable to non-GAAP adjusted earnings per share and constant currency revenue growth rates, respectively, are provided on the attached schedules.
Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.
Earnings Call Information
American Medical Systems will host a conference call on Tuesday, February 16, 2010 at 5:00 p.m. eastern time to discuss its 2009 fourth quarter and full year results. The Company will provide additional guidance for 2010 on this call. Those without internet access may join the call from within the U.S. by dialing 888-263-1724; outside the U.S., dial 706-679-3821.
A live web cast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and will be available for replay within three hours after the completion of the call.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to cure incontinence, erectile dysfunction, benign prostate hyperplasia (BPH), pelvic floor repair and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher-quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 335,000 patients in 2009.
Forward-Looking Statements
This press release contains forward-looking statements relating to the market opportunities, future products, sales and financial results of American Medical Systems. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties such as successfully competing against competitors; physician acceptance, endorsement, and use of AMS products; potential product recalls or technological obsolescence; successfully managing debt leverage and related credit facility financial covenants; current worldwide economic conditions and the impact on operations

American Medical Systems
February 16, 2010

of the disruption in global financial markets; factors impacting the stock market and share price and its impact on the dilution of convertible securities; potential obligations to make significant contingent payments under prior acquisitions; ability of the Company’s manufacturing facilities to meet customer demand; reliance on single or sole-sourced suppliers; loss or impairment of a principal manufacturing facility; clinical and regulatory matters; timing and success of new product introductions; patient acceptance of the Company’s products and therapies; changes in and adoption of reimbursement rates; healthcare reform legislation in the U.S.; adequate protection of the Company’s intellectual property rights; product liability claims; currency and other economic risks inherent in selling our products internationally and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended January 3, 2009, and its other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2008 and its other SEC filings.

Contact:	Mark Heggestad
Executive Vice President and Chief Financial Officer
952-930-6495
Mark.Heggestad@AmericanMedicalSystems.com

Anthony Bihl
President and Chief Executive Officer
952-930-6334
Tony.Bihl@AmericanMedicalSystems.com

American Medical Systems
February 16, 2010

American Medical Systems Holdings, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	January 2, 2010	January 3, 2009	January 2, 2010	January 3, 2009
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$146,013	$134,014	$519,270	$501,641
Cost of sales	25,977	28,059	92,211	111,097

Gross profit	120,036	105,955	427,059	390,544

Operating expenses
Marketing and selling	45,164	42,062	173,854	175,670
Research and development	14,354	12,321	52,765	46,247
In-process research and development	—	—	—	7,500
General and administrative	12,298	8,846	45,196	39,281
Amortization of intangibles	3,137	21,484	13,161	34,465

Total operating expenses	74,953	84,713	284,976	303,163

Operating income	45,083	21,242	142,083	87,381

Other (expense) income
Royalty income	305	898	3,073	4,474
Interest income	12	192	175	747
Interest expense	(4,586)	(6,354)	(19,636)	(27,398)
Amortization of financing costs	(3,440)	(4,506)	(15,790)	(18,482)
Gain on extinguishment of debt	—	5,631	10,125	5,631
Gain on sale of non-strategic assets	—	—	17,446	—
Other (expense) income	(2,376)	(3,168)	(1,441)	(2,195)

Total other (expense)	(10,085)	(7,307)	(6,048)	(37,223)

Income before income taxes	34,998	13,935	136,035	50,158

Provision for income taxes	12,726	4,510	51,197	19,323

Net income	$22,272	$9,425	$84,838	$30,835

Net income per share
Basic net income	$0.30	$0.13	$1.14	$0.42
Diluted net income	0.30	0.13	1.14	0.42

Weighted average common shares used in calculation
Basic	74,500	73,338	74,097	72,942
Diluted	75,412	73,963	74,675	73,899

American Medical Systems
February 16, 2010

American Medical Systems Holdings, Inc.
Condensed Balance Sheets
(In thousands)

	January 2, 2010	January 3, 2009
	(Unaudited)
Assets
Current assets
Cash and short-term investments	$50,538	$42,965
Accounts receivable, net	102,590	93,078
Inventories, net	30,276	38,500
Other current assets	20,937	19,766

Total current assets	204,341	194,309

Property, plant and equipment, net	44,120	48,280
Goodwill and intangibles, net	792,467	799,761
Other long-term assets	6,223	2,147

Total assets	$1,047,151	$1,044,497

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$9,114	$7,830
Accrued liabilities and taxes	62,151	55,480

Total current liabilities	71,265	63,310

Debt and other long-term liabilities	430,527	553,705

Total liabilities	501,792	617,015

Stockholders’ equity	545,359	427,482

Total liabilities and stockholders’ equity	$1,047,151	$1,044,497

American Medical Systems
February 16, 2010

American Medical Systems Holdings, Inc.
Condensed Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	January 2, 2010	January 3, 2009
	(Unaudited)
Cash flows from operating activities
Net income	$84,838	$30,835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including deferred financing costs	38,976	63,036
In-process research and development	—	7,500
Gain on extinguishment of debt	(10,125)	(5,631)
Gain on sale of non-strategic assets	(17,446)	—
Stock-based compensation	8,988	8,942
Other adjustments, including changes in operating assets and liabilities	17,565	11,075

Net cash provided by operating activities	122,796	115,757

Cash flows from investing activities
Purchase of property, plant and equipment	(5,865)	(6,101)
Disposal of business	—	4,691
Sale of non-strategic assets, net	18,982	—
Purchase of investments in technology	—	(7,500)
Purchase of other intangibles	(5,927)	(1,352)
Purchase of short-term investments, net of redemptions	11,935	(30,506)
Other cash flows from investing activities	(556)	(1,385)

Net cash provided by (used in) investing activities	18,569	(42,153)

Cash flows from financing activities
Payments on senior secured credit facility	(103,510)	(85,202)
Repurchase of convertible senior subordinated notes	(21,125)	(23,373)
Debt issuance costs	(7,697)	—
Other cash flows from financing activities	10,756	10,372

Net cash used in financing activities	(121,576)	(98,203)

Effect of currency exchange rates on cash	(761)	2,197

Net increase (decrease) in cash and cash equivalents	19,028	(22,402)

Cash and cash equivalents at beginning of period	11,642	34,044

Cash and cash equivalents at end of period	$30,670	$11,642

American Medical Systems
February 16, 2010

American Medical Systems Holdings, Inc.
Selected Sales Information and Constant Currency Growth Reconciliation
(Unaudited)
(In thousands)

	Three Months Ended		Constant Currency Growth Reconciliation (a)
					Percent Growth at
					Constant
	January 2, 2010	January 3, 2009	Percent Growth	Currency Impact	Currency
Sales
Men’s health	$63,504	$58,667	8.2%	$1,800	5.2%
BPH therapy	33,309	30,187	10.3%	1,160	6.5%
Women’s health	49,200	45,160	8.9%	905	6.9%

Total	$146,013	$134,014	9.0%	$3,865	6.1%

Geography
United States	$102,562	$96,978	5.8%	$—	5.8%
International	43,451	37,036	17.3%	3,865	6.9%

Total	$146,013	$134,014	9.0%	$3,865	6.1%

Percent of total sales
Men’s health	43%	44%
BPH therapy	23%	22%
Women’s health	34%	34%

Total	100%	100%

Geography
United States	70%	72%
International	30%	28%

Total	100%	100%

(a)	To calculate the currency impact on revenue growth rates, the Company compares each period’s sales, assuming no fluctuation in foreign currency average exchange rates between periods. The generally accepted accounting principle (GAAP) measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue.

American Medical Systems
February 16, 2010

American Medical Systems Holdings, Inc.
Selected Sales Information and Constant Currency Growth Reconciliation
(Unaudited)
(In thousands)

	Twelve Months Ended		Constant Currency Growth Reconciliation (a)
					Percent Growth at
					Constant
	January 2, 2010	January 3, 2009	Percent Growth	Currency Impact	Currency
Sales
Men’s health	$234,594	$219,215	7.0%	$(4,178)	8.9%
BPH therapy	114,468	116,344	-1.6%	(1,657)	-0.2%
Women’s health	170,208	166,082	2.5%	(2,371)	3.9%

Total	$519,270	$501,641	3.5%	$(8,206)	5.2%

Geography
United States	$373,898	$355,678	5.1%	$—	5.1%
International	145,372	145,963	-0.4%	(8,206)	5.2%

Total	$519,270	$501,641	3.5%	$(8,206)	5.2%

Percent of total sales
Men’s health	45%	44%
BPH therapy	22%	23%
Women’s health	33%	33%

Total	100%	100%

Geography
United States	72%	71%
International	28%	29%

Total	100%	100%

(a)	To calculate the currency impact on revenue growth rates, the Company compares each period’s sales, assuming no fluctuation in foreign currency average exchange rates between periods. The generally accepted accounting principle (GAAP) measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue.

American Medical Systems
February 16, 2010

American Medical Systems Holdings, Inc.
Reconciliation of Reported Net Income to Non-GAAP Adjusted Net Income
(Adjustments are presented on a pre-tax basis)
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	January 2, 2010	January 3, 2009	January 2, 2010	January 3, 2009
Net income, as reported	$22,272	$9,425	$84,838	$30,835

Adjustments to net income:
Amortization of intangibles (a)	3,137	21,484	13,161	34,465
Amortization of financing costs (b)	3,440	4,506	15,790	18,482
In-process research and development charge (c)	—	—	—	7,500
Gain on extinguishment of debt (d)	—	(5,631)	(10,125)	(5,631)
Gain on sale of non-strategic assets (e)	—	—	(17,446)	—
Tax effect of adjustments to net income (f)	(2,479)	(7,468)	497	(20,912)

Non-GAAP adjusted net income	$26,370	$22,316	$86,715	$64,739

Net income per share
Basic	$0.30	$0.13	$1.14	$0.42
Diluted	$0.30	$0.13	$1.14	$0.42

Non-GAAP adjusted earnings per share
Basic	$0.35	$0.30	$1.17	$0.89
Diluted	$0.35	$0.30	$1.16	$0.88

Weighted average common shares used in calculation:
Basic	74,500	73,338	74,097	72,942
Diluted	75,412	73,963	74,675	73,899

(a)	Consists of amortization of intangible assets, primarily developed and core technology.

(b)	Consists of amortization of financing costs on our convertible senior subordinated notes and senior secured credit facility.

(c)	Relates to a milestone payment made in the third quarter of 2008 on the 2006 acquisition of BioControl Medical, Ltd.

(d)	Relates to the $5.6 million gain in Q3 2009 on exchanging $250.0 million of 2036 convertible senior subordinated notes for a like amount of 2041 convertible senior subordinated notes and year-to-date 2009 also includes the $4.6 million gain in Q1 of 2009 on retiring approximately $27.3 million of 2036 convertible senior subordinated notes.

(e)	Relates to the gain on sale of female sterilization and Ovion technology assets.

(f)	Includes the tax effect of each of the above items in each of the periods.